Exhibit 99.1

Raleigh Marriott City Center

Combined Financial Report

For the Years Ended December 31, 2012 and 2011

For the Six Months Ended June 30, 2013 and 2012 (Unaudited)

Includes the accounts of:

Noble Raleigh Associates, LLC

Noble Raleigh Tenant, LLC

Contents

Independent Auditor’s Report	1 – 2

Financial Statements

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Changes in Equity	5

Combined Statements of Cash Flows	6

Notes to Combined Financial Statements	7 – 12

Independent Auditor’s Report

To the Members

Noble Raleigh Associates, LLC

Noble Raleigh Tenant, LLC

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of Noble Raleigh Associates, LLC and Noble Raleigh Tenant, LLC (collectively, Raleigh Marriott City Center or the Company), which comprise the combined balance sheets as of December 31, 2012 and 2011, and the related combined statements of operations, changes in equity and cash flows for the years then ended and the related notes to the combined financial statements.

Company’s Responsibility for the Combined Financial Statements

The Company is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Raleigh Marriott City Center as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/McGladrey LLP

Chicago, Illinois
October 16, 2013

Raleigh Marriott City Center

Combined Balance Sheets

	June 30,	June 30,	December 31,	December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Assets
Property and equipment, net	$40,415,270	$42,767,166	$41,572,734	$43,965,222
Cash and cash equivalents	3,387,316	3,198,816	3,239,873	4,051,922
Restricted cash	921,860	274,533	325,974	-
Accounts receivable	610,608	1,145,828	555,448	524,192
Prepaid expenses and other assets	400,498	503,856	513,045	323,341
Deferred costs, net	739,410	1,120,840	930,940	56,788

	$46,474,962	$49,011,039	$47,138,014	$48,921,465

Liabilities and Equity
Liabilities
Mortgage payable	$38,281,165	$38,948,141	$38,620,177	$38,184,127
Accounts payable and accrued expenses	1,377,489	1,716,984	1,129,892	1,342,439
	39,658,654	40,665,125	39,750,069	39,526,566

Equity	6,816,308	8,345,914	7,387,945	9,394,899

	$46,474,962	$49,011,039	$47,138,014	$48,921,465

See Notes to Combined Financial Statements.

Raleigh Marriott City Center

Combined Statements of Operations

	Six Months Ended		Year Ended
	June 30,	June 30,	December 31,	December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Revenue:
Rooms	$7,362,461	$7,348,834	$14,305,617	$13,496,045
Food and beverage	3,689,560	3,305,592	6,376,546	5,380,541
Other departments	475,969	471,397	950,328	801,278
	11,527,990	11,125,823	21,632,491	19,677,864

Operating expenses:
Rooms	1,543,798	1,511,138	3,095,336	2,932,625
Food and beverage	2,216,900	2,127,881	4,244,006	3,939,600
Other departments	340,956	331,465	690,647	659,556
General and administration	860,947	882,316	1,683,486	1,686,215
Sales and marketing	713,081	672,350	1,281,739	1,357,355
Utilities	322,395	319,436	642,051	609,737
Property and operating	476,337	445,002	907,335	881,463
Franchise fees	592,949	608,912	1,190,154	1,004,964
Management fees	345,841	333,617	648,375	590,336
Property taxes and insurance	308,129	347,922	714,297	672,091
Depreciation and amortization	1,214,880	1,213,062	2,427,571	2,424,978
	8,936,213	8,793,101	17,524,997	16,758,920

Income from operations	2,591,777	2,332,722	4,107,494	2,918,944

Interest expense	963,414	1,181,707	2,164,448	1,118,951

Net income	$1,628,363	$1,151,015	$1,943,046	$1,799,993

See Notes to Combined Financial Statements.

Raleigh Marriott City Center

Combined Statements of Changes in Equity

Balance, January 1, 2011	$10,494,906

Distributions	(2,900,000)

Net income	1,799,993

Balance, December 31, 2011	9,394,899

Distributions	(3,950,000)

Net income	1,943,046

Balance, December 31, 2012	7,387,945

Distributions (Unaudited)	(2,200,000)

Net income (Unaudited)	1,628,363

Balance, June 30, 2013 (Unaudited)	$6,816,308

See Notes to Combined Financial Statements.

Raleigh Marriott City Center

Combined Statements of Cash Flows

	Six Months Ended		Year Ended
	June 30,	June 30,	December 31,	December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net income	$1,628,363	$1,151,015	$1,943,046	$1,799,993
Depreciation and amortization	1,405,577	1,485,939	2,890,804	2,574,768
Changes in:
Restricted cash	(295,922)	(274,533)	23,984	-
Accounts receivable	(55,160)	(621,636)	(31,256)	(240,163)
Prepaid expenses and other assets	112,547	(180,515)	(189,704)	(57,613)
Accounts payable and accrued expenses	247,597	374,545	(212,547)	316,565
Net cash provided by operating activities	3,043,002	1,934,815	4,424,327	4,393,550

Cash Flows from Investing Activities
Change in replacement reserve	(299,964)	-	(349,958)	-
Property and equipment additions	(56,583)	(14,172)	(33,416)	(2,010)
Net cash used in investing activities	(356,547)	(14,172)	(383,374)	(2,010)

Cash Flows from Financing Activities
Mortgage principal payments	(339,012)	(152,737)	(480,701)	(605,270)
Repayment of mortgage payable	-	(38,083,249)	(38,083,249)	-
Proceeds from mortgage payable	-	39,000,000	39,000,000	-
Deferred loan costs	-	(1,337,763)	(1,339,052)	-
Distributions to members	(2,200,000)	(2,200,000)	(3,950,000)	(2,900,000)
Net cash used in financing activities	(2,539,012)	(2,773,749)	(4,853,002)	(3,505,270)

Net change in cash and cash equivalents	147,443	(853,106)	(812,049)	886,270

Cash and cash equivalents:
Beginning of period	3,239,873	4,051,922	4,051,922	3,165,652

End of period	$3,387,316	$3,198,816	$3,239,873	$4,051,922

Supplemental Disclosure of Cash Flow Information Cash paid for interest	$778,139	$825,325	$1,614,513	$968,234

See Notes to Combined Financial Statements.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 1.                             Description of Organization and Operations

Noble Raleigh Associates, LLC (the Owner) and Noble Raleigh Tenant, LLC (the Tenant) (collectively, Raleigh Marriot City Center or the Company) were formed by Noble Raleigh GP, LLC, managing member, and Noble-LA Raleigh, LLLP for the purpose of acquiring, developing and operating the Raleigh Marriott City Center (the Hotel), a 400-room full-service hotel located in Raleigh, North Carolina.  The accompanying financial statements are presented on a combined basis as the Owner and the Tenant are under common management and common ownership for all periods presented.  The Owner owns the Hotel and leases it to the Tenant, which operates the Hotel.

The Hotel was sold to a third party on August 13, 2013 (Note 10).

Note 2.                             Summary of Significant Accounting Policies

Basis of presentation:  The combined financial statements present the financial position, results of operations, and cash flows of the Hotel by combining the accounts of the Owner and the Tenant.  The rental income received by the Owner is eliminated against the lease expense of the Tenant.  All other significant intercompany accounts and transactions have also been eliminated.

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).  All amounts included in the notes to the combined financial statements referring to June 30, 2013 or June 30, 2012, or for the six months then ended, are unaudited.

Cash and cash equivalents:  Cash equivalents include highly liquid investments with an original maturity of three months or less from the date of purchase.  At times, balances in the Company’s cash accounts may exceed federally insured limits.  The Company has not experienced any losses on such accounts.

Restricted cash:  Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital expenditures, real estate taxes and insurance.

Accounts receivable:  Accounts receivable are comprised of (a) amounts billed but uncollected for room rental and food and beverage sales and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel.  Receivables are recorded at management’s estimate of the amounts that will ultimately be collected.  No allowance for doubtful accounts was deemed necessary by the Hotel as of December 31, 2012 and 2011 or June 30, 2013 and 2012.

Property and equipment:  Costs incurred in connection with the acquisition, development and renovation of the Hotel are capitalized and depreciated on a straight-line basis over the estimated useful lives of the assets of 5 to 39 years.  Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred.

The Company reviews the property and equipment for impairment when events or changes in circumstances indicate the carrying amount of the Hotel may not be recoverable.  If such conditions exist, management will estimate the future cash flows from operations and disposition of the Hotel.  If the estimated undiscounted future cash flows are less than the carrying amount of the assets and the carrying amount of the assets are in excess of the fair value, an adjustment to reduce the carrying amount to the Hotel’s estimated fair value would be recorded and an impairment loss would be recognized.  No impairment of the carrying value of long-lived assets was recognized at December 31, 2012 and 2011 or June 30, 2013 and 2012.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 2.                             Summary of Significant Accounting Policies (Continued)

Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount and depreciation ceases at the time the assets are classified as held for sale.  Upon the sale or retirement of the Hotel, the cost and related accumulated depreciation will be removed from the Company’s accounts and any resulting gain or loss will be included in the statement of operations.

Derivative instruments:  The Company’s derivative instruments consist of an interest rate cap.  The Company has valued the interest rate cap and has determined that the value is not significant.

Deferred costs:  Deferred loan costs represent costs to obtain mortgage financing and are amortized over the term of the loan agreement using a method which approximates the effective interest method.  Amortization expense related to deferred loan costs was $463,233 and $149,790 for the years ended December 31, 2012 and 2011, respectively, and $190,697 and $272,877 for the six months ended June 30, 2013 and 2012, respectively, which is included in interest expense on the accompanying combined statements of operations.

Deferred franchise fees represent hotel franchise application fees, which are being amortized on a straight-line basis over the term of the franchise agreement.  Amortization expense related to deferred franchise costs was $1,667 during the years ended December 31, 2012 and 2011 and $833 for the six months ended June 30, 2013 and 2012, which is included in amortization expense on the accompanying combined statements of operations.

Deferred costs consisted of the following:

	June 30,	June 30,	December 31,	December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)

Loan costs	$1,154,548	$1,153,259	$1,154,548	$511,781
Accumulated amortization	(456,944)	(75,891)	(266,247)	(499,299)
	697,604	1,077,368	888,301	12,482

Franchise fees	50,000	50,000	50,000	50,000
Accumulated amortization	(8,194)	(6,528)	(7,361)	(5,694)
	41,806	43,472	42,639	44,306

	$739,410	$1,120,840	$930,940	$56,788

Revenue recognition:  Hotel revenues are recognized when the services are provided and items are sold.  Revenues consist of room sales, food and beverage sales, and other department revenues such as telephone and gift shop.  Sales and occupancy taxes collected from customers submitted to the taxing authorities are not recorded in revenue.

Advertising costs:  The Hotel expenses all advertising costs, including production cost of print, radio, television and other advertisements as incurred.  The franchise agreement provides for monthly marketing assessments and a majority of advertising costs are incurred by the franchisor.  The Hotel incurred advertising costs of $95,928 and $56,832 for the years ended December 31, 2012 and 2011, respectively, and $65,915 and $53,104 for the six months ended June 30, 2013 and 2012, respectively.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 2.                             Summary of Significant Accounting Policies (Continued)

Income taxes:  No provision for federal income taxes has been made as the liability for such taxes is that of the owners, rather than the Company.  The Company is subject to the statutory requirements of the state in which it conducts business.  Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.

For the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 and 2012, management has determined that there are no material uncertain tax positions. Tax returns filed by the Company are generally subject to examination of U.S. and state taxing authorizes for the years ended after December 31, 2009.

Use of estimates:  The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Note 3.                             Property and Equipment

Property and equipment consists of the following:

	June 30,	June 30,	December 31,	December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)

Building	61,248,420	61,228,143	61,237,176	61,227,513
Furniture and equipment	11,263,330	11,207,780	11,217,991	11,194,238
	72,511,750	72,435,923	72,455,167	72,421,751
Accumulated depreciation	(16,148,811)	(12,892,136)	(14,520,288)	(11,265,432)
	56,362,939	59,543,787	57,934,879	61,156,319

City subsidy, net	(15,947,669)	(16,776,621)	(16,362,145)	(17,191,097)

	$40,415,270	$42,767,166	$41,572,734	$43,965,222

Depreciation expense was $3,254,856 and $3,252,263 for the years ended December 31, 2012 and 2011, respectively, and $1,628,523 and $1,626,705 for the six months ended June 30, 2013 and June 30, 2012, respectively.

On July 6, 2004, the Owner and an affiliate of the Owner entered into a Purchase, Sale, Development and Funding Agreement with the City of Raleigh to develop a 400 room full-service hotel and a 15,000 square foot conference center integrated with the hotel in downtown Raleigh to enhance utilization of the city’s new convention center.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 3.                             Property and Equipment (Continued)

Pursuant to the development agreement, the Owner incurred all costs related to the development of the hotel and conference center and the City of Raleigh reimbursed the Owner for $20,000,000 of the costs of the development in consideration for the public purposes of the investment, which is reflected as City Subsidy in the above schedule.  The City Subsidy is being amortized on a straight-line basis over the estimated useful lives of the assets.  Amortization of the City Subsidy was ($828,952) for the years ended December 31, 2012 and 2011 and ($414,476) for the six months ended June 30, 2013 and 2012, which is included depreciation and amortization on the accompanying combined statements of operations.

Upon completion of the development, the Owner conveyed the conference center of the development to the City of Raleigh.  Concurrently, the Owner entered into a lease agreement with the City of Raleigh to lease the conference center for a term of 30 years.  The lease agreement provides for annual rental payments of $100 and the Owner has the option to purchase the conference center at the end of the lease term for a purchase price of $100.

Note 4.                             Ground Lease

In connection with the development agreement, the Owner entered into ground lease with the City of Raleigh.  The lease provides for an annual base rent of $75,000, payable monthly.  The lease has a term of 99 years from the opening of the hotel and expires on August 31, 2107.  At the end of the lease term, the Owner has the option to purchase the land for a purchase price equal to the fair market value, as defined.

Future minimum ground lease payments for the years ended December 31 are as follows:

2013	$75,000
2014	75,000
2015	75,000
2016	75,000
2017	75,000
Thereafter	6,725,000
$7,100,000

Note 5.                             Mortgage Payable

On January 22, 2007, in conjunction with the acquisition and development of the Hotel, the Owner obtained a construction loan with a maximum principal amount of $40,000,000.  The loan was secured by the Hotel’s property and equipment as well as an assignment of rights to all other assets and income of the Hotel.

The loan bore interest at a variable rate equal to 30-day LIBOR plus 2.25 percent per annum (2.53 percent at December 31, 2011) and required monthly principal payments of $50,439 plus interest.  The loan matured on January 15, 2012.

On January 27, 2012, the Owner entered in to a modification agreement to extend the maturity date of the loan to April 15, 2012.  Pursuant to the modification agreement, the interest rate was adjusted to a fixed rate of 6 percent per annum. The Owner incurred loan costs in the amount of $184,504 in connection with the loan modification which were included in interest expense for the year ended December 31, 2012 and the six months ended June 30, 2012 on the accompanying combined statement of operations.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 5.                             Mortgage Payable (Continued)

On April 17, 2012, the Owner obtained a new mortgage loan with an original principal amount of $39,000,000.  The existing construction loan was paid off in full with proceeds from the refinance.  The loan is secured by the Hotel’s property and equipment as well as an assignment of rights to all other assets and income of the Hotel.

The mortgage loan bears interest at a variable rate equal to 30-day LIBOR plus 3.5 percent, with an interest rate floor of 4 percent (4 percent at June 30, 2013 and 2012 and December 31, 2012) and requires monthly payments of principal and interest based on a 30 year amortization period. The loan matures on May 1, 2015.

Estimated minimum principal payments for the year ended December 31, 2012 are as follows:

2013	$680,654
2014	708,777
2015	37,230,746
$38,620,177

In accordance with the loan agreement, the Owner purchased an interest rate cap for $163,000 in order to cap the underlying LIBOR at 1.50 percent.  The notional amount of the interest rate cap is $39,000,000 and the term of the cap is through May 1, 2015.  The interest rate cap agreement has been pledged as additional security to the lender.

The Owner is required to maintain a debt service coverage ratio of at least 1.60 to 1.00.  The debt service coverage ratio is evaluated quarterly and, in the event that the requirement is not met, the Owner may be required to deposit funds into an interest-bearing account controlled by the lender as additional collateral for the loan.  The Owner was in compliance the required debt service coverage ratio as of December 31, 2012 and 2011 and June 30, 2013 and 2012.

Certain affiliates of the Owner are party to an environmental indemnity agreement and a payment and performance guaranty on the mortgage loan for losses incurred by the lender due to the breach of certain representations, warranties, performance, and payments of guaranteed obligations (as defined).  No events of noncompliance related to the environmental indemnity guaranty or the payment and performance guaranty were noted as of December 31, 2012 and 2011 and June 30, 2013 and 2012.

The Owner may prepay the loan in whole or in part, subject to an exit fee equal to 1.5 percent of the outstanding principal balance of the loan.  On August 13, 2013, the mortgage loan was paid off in full in connection with the sale of the Hotel (see Note 10) and the Owner paid an exit fee in the amount of $572,521.

Note 6.                             Management Agreement

On January 22, 2007, the Tenant entered in a management agreement with an affiliate of the Company to manage and operate the Hotel.  The initial term of the agreement was one year and the agreement automatically renews for successive one year terms provided certain conditions are met.  The management agreement provides for a base management fee equal to 3 percent of gross revenue (as defined).  Base management fees were $648,375 and $590,336 for the years ended December 31, 2012 and 2011, respectively, and $345,841 and $333,617 for the six months ended June 30, 2013 and 2012, respectively.

Raleigh Marriott City Center

Notes to Combined Financial Statements (Information relating to June 30, 2013 and 2012 and the six months then ended is unaudited)

Note 7.                             Franchise Agreement

On February 2, 2006, the Tenant entered into a franchise agreement with Marriott International, Inc., which expires in August 2038.  The agreement provides for the monthly payment of royalty fees equal to 5 percent of gross room revenue and 2 percent of food and beverage revenue through August 2011 and 6 percent of gross rooms revenue and 3 percent of food and beverage revenue thereafter. The franchise agreement also provides for a monthly marketing program fee equal to 1 percent of gross room revenue.  Total royalty fees and marketing program fees incurred were $1,190,154 and $1,004,964 for the years ended December 31, 2012 and 2011, respectively, and $592,949 and $608,912 for the six months ended June 30, 2013 and 2012, respectively.

Note 8.                             Tenant Lease

The Owner leases the Hotel to the Tenant pursuant to a lease agreement dated January 22, 2007.  The Tenant pays the Owner rent equal to a fixed base rent plus a percentage rent calculated based on hotel revenues. The Tenant, as the lessee of the Hotel, is responsible for paying all of the expenses of operating the Hotel, including all personnel costs, utility costs and general repair and maintenance of the Hotel.  The Tenant is not obligated to bear the cost of any capital improvements or capital repairs to the Hotel or the other expenses borne by the Owner.  These rents are eliminated in the combined financial statements and are not a component of revenue on which the management fees are determined.

Note 9.                             Commitments and Contingencies

The Tenant and Owner are involved from time to time in litigation arising in the normal course of business, none of which is expected to have a material adverse effect on the financial position, results of operations or cash flows of the Hotel.

Note 10.                      Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosures in the combined financial statements through October 16, 2013, the date the combined financial statements were available to be issued.  No adjustments to the amounts reported were considered necessary.

On August 13, 2013, the Owner sold the Hotel to an unaffiliated third party for a contractual price of $83,000,000.  The acquirer did not assume any amounts due under the mortgages payable.